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                                                                    EXHIBIT 11.1

                      NETWORK EQUIPMENT TECHNOLOGIES, INC.

              STATEMENT REGARDING COMPUTATION OF PER SHARE INCOME
                                 (IN THOUSANDS)

                                                                    1992       1993      1994
                                                                  --------   --------   -------
Primary
  Earnings:
     Net loss...................................................  $(11,213)  $(11,097)  $(6,324)
                                                                  ========   ========   =======
  Shares:
     Weighted average number of common shares outstanding.......    14,826     15,721    16,778
     Number of common equivalent shares assuming exercise of
       stock options and warrants(1)............................        --         --        --
                                                                  --------   --------   -------
                                                                    14,826     15,721    16,778
                                                                  ========   ========   =======
  Primary loss per share........................................  $   (.76)  $   (.71)  $  (.38)
                                                                  ========   ========   =======
Fully Diluted
  Earnings:
     Net loss...................................................  $(11,213)  $(11,097)  $(6,324)
                                                                  ========   ========   =======
  Shares:
     Weighted average number of common shares outstanding.......    14,826     15,721    16,778
     Number of common equivalent shares assuming exercise of
       stock options and warrants(1)............................        --         --        --
     Number of common equivalent shares assuming conversion of
       convertible securities(1)................................        --         --        --
                                                                  --------   --------   -------
                                                                    14,826     15,721    16,778
                                                                  ========   ========   =======
  Fully diluted loss per share..................................  $   (.76)  $   (.71)  $  (.38)
                                                                  ========   ========   =======

- - - ---------------
(1) The assumed exercise of these common stock equivalents were excluded as they were anti-dilutive.